UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT ONE TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EAST MORGAN HOLDINGS, INC.
(Name of small business issuer in its charter)

DELAWARE	4955	74-3022293
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(Tax Identification Number)

3100 NE 48th Street # 917 Ft. Lauderdale, FL 33308 Telephone: (954) 380-4600	eResidentagent, Inc. 1220 N. Market Street Suite 806 Wilmington, DE 19801 800-613-8076
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

With copies to:
Wani I. Manly, Esq.
W. Manly, P.A.
10 SW South River Drive, Suite 1712
Miami, FL 33130
Telephone:  (305) 407-8236

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

-i-

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per shares	Proposed maximum aggregate offering price (1)	Amount of Registration Fee
Common stock for sale by selling shareholders	12,917,680	$.40	$5,755,307.20	$410.35

(1)	The proposed maximum offering price is based on the average price of our common stock traded on the OTC Market Pink Sheets on August 24, 2010, symbol EMHI

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus subject to completion dated February 11, 2011

-ii-

PROSPECTUS (Subject to Competition)

EAST MORGAN HOLDINGS, INC.

12,917,680  Shares of Common Stock

This prospectus relates to periodic offers and sales of East Morgan Holdings, Inc. (the “Company” or “EMHI”) shares of common stock by the selling security holders, which consists of:

•
Up to 12,917,680 shares of common stock which are presently outstanding and owned by the selling stockholders. Selling shareholders will receive all proceeds from the sale of the shares in this offering.  Our securities are not listed on a National Exchange rather, they are listed on the OTC Market Pink Sheets.

•	Our auditor has expressed substantial doubt about our ability to continue as a going concern.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to company
Per Share	$.40	None	$-0-
Total Maximum	$.40	None	$-0-

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  For a description of the plan of distribution of these shares, please see " Plan of Distribution ".

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4 to read about certain risks you should consider carefully before buying our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

-iii-

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	2
Prospectus Summary	2
RISK FACTORS	4
RISKS RELATING TO OUR BUSINESS	4
RISKS RELATED TO OUR COMMON STOCK	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
DETERMINATION OF OFFERING PRICE	7
PLAN OF DISTRIBUTION	7
Selling Security Holders	8
DESCRIPTION OF SECURITIES	16
Common Stock	16
Preemptive Rights	17
Non-Cumulative Voting	17
Preferred Stock	17
Dividend Policy	17
Transfer Agent	17
INTERESTS OF NAMED EXPERTS AND COUNSEL	18
DESCRIPTION OF BUSINESS	18
Background	18
Business of Issuer	19
Competition	20
Website Consultant	20
Employees	20
DESCRIPTION OF PROPERTY	21
LEGAL PROCEEDINGS	21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21
Plan of Operation	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
OFF-BALANCE SHEET ARRANGEMENTS	23
EXECUTIVE COMPENSATION	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24
Biographical Information	24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25
Market Information	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
Conflict of Interest	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	26

SUMMARY OF OUR OFFERING

Prospectus Summary

This summary highlights selected information about our company, East Morgan Holdings, Inc. This summary is intended to highlight information contained elsewhere in this prospectus. This summary does not contain all material information about the Company necessary to make an informed investment decision. You should carefully read the entire prospectus, including the section entitled “Risk Factors.”

Our Business

East Morgan Holdings, Inc. (the “Company”) is a development stage company. The Company was organized under the laws of the state of Delaware on November 29, 2001.  The Company continues to seek environmental remediation technologies and on November 23, 2010, the Company entered into an Intellectual Property Acquisition Option Agreement related to environmental remediation technologies directly associated with the energy industry.  As part of the acquisition of technology, the Company also acquired a contract with a company that produces solar panels.

The Company intends to focus on pollution prevention of heavy metals contaminated products by making products environmentally friendly (“green”). Our primary focus will be on technologies that provide mercury emission control technology system.  We are combining our technologies to create a second generation product that will self remediate upon disposal of the solar panels.  The contract is highly confidential and we are currently in the 2nd Phase of a 5 Phase agreement which could ultimately lead to substantial royalty payments to the Company.   We plan to develop the market by using our technology to assist many existing companies needing solutions in pollution prevention in the use of their respective products.  We also intend to market on a worldwide basis, to coal fired power plants and cement plants.  Our main focus technologies that one immediately available for the market are (1) the reduction of both elemental and ionic mercury in coal fired furnace facilities and (2) the treatment of carbon contaminated fly ash and reduction of mercury concentrations in cement plants.

The Company does not have any agreements with coal fired facilities at this time.

Our offices is located at 3100 NE 48th Street, Suite 917, Ft. Lauderdale, FL 33308 and our telephone number is (954) 380-4600

Our Financial Situation

Since inception of our Company we have incurred only losses. Our auditors have indicated that there is substantial doubt regarding our ability to continue as a going concern. The opinion issued by our auditors reflects uncertainty regarding whether we have sufficient working capital available as of September 30, 2010 to enable the Company to continue operating as a going concern.  We believe we can sustain operations for 180 days without additional capital infusion based on expected contractual billing.

We will not be able to complete the development of our business plan or commence operations without additional financing.  Although we have a revenue producing contract as of November 23, 2010 we have no history of operating profits, we have limited funds and we will continue to incur operating losses in the foreseeable future.

To date, we have not generated any profits.  If we cannot operate profitably, we may have to suspend or cease operations.  Our current funds will not sustain the Company’s operations for the next year.  We are seeking $500,000 to maintain operations over the next 12 months. In order to become profitable, we will need to generate revenues to offset our cost of sales and marketing, and general and administrative expenses.  If we do not become profitable, we will need to raise additional capital to sustain our operations.  However, we may be unable to secure additional financing on terms acceptable to us and we may not even be able to obtain any financing at all.  If our losses continue and we are unable to secure sufficient additional financing, we may ultimately fail as a business and any investment would be lost in its entirety.

Recent Developments

As of November 23, 2010, we have entered into an agreement to acquire certain patented technology and also have acquired the rights to an existing contract with a company that sells solar panels.  Our acquired technology can be utilized with the contracted company’s technology to create a second generation solar panel product that will self remediate upon disposal.  We should receive our first funds from this contract in the next 45 days which should equate to approximately $200,000.  We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional capital. Our operations as of September 30, 2010 have been devoted primarily to startup and development activities, which include the following:

1.   Analyzing current remediation technologies.
2.   Seeking potential acquisitions.
3.   Development of our current business model

We have identified and acquired pollution prevention technologies.  In order to become profitable, EMHI must successfully address the following areas:

1.	Successful acquisition of technology -- The Company has completed the acquisition of technology subject to the terms of the agreement.
2.
Start production of primary products --- The Company must actively seek additional strategic relationships and alliances in the environmental remediation industry and in fact, has its first contract whereby both companies will combine technologies.

3.
Develop and implement a marketing plan -- In order to promote our Company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan to sell our environmental remediation technologies.

4.
Create customer loyalty -- We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.  It is critical that we begin to establish relationships to potential customers by promoting quality products and services and then delivering on a consistent basis.

Our Offering

This prospectus relates to the sale of a total of 12,917,680 shares of our common stock. Upon the effective date of this registration statement, up to 12,917,680 shares may be sold by the selling stockholders as set forth under the caption “Selling Stockholders”. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.  The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus.   The selling shareholders will be offering or selling their shares at prevailing market prices.  (see “Plan of Operation”)

Summary of Selected Financial Information

The following table sets forth summary financial data derived from EMHI’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the “Management’s Discussion and Plan of Operation” included elsewhere in this Prospectus.

Financial Data Summary

Balance Sheet Data

ASSETS	September 30, 2010
Cash	$55
Total Assets	$55

LIABILITIES AND STOCKHOLDERS’ EQUITY	55.
Accounts Payable	$5,700
Total Current Liabilities	$5,700

STOCKHOLDERS’ EQUITY

Common stock: $0.001 par value, 500,000,000 shares authorized
40,165,238 shares issued and outstanding
Preferred stock: $.001 par value, 40,000,000 shares authorized
(20,000,000 preferred and 20,000,000 preferred B) no preferred
Shares issued and outstanding

40,165
Additional paid-in-capital	4,116,883
Accumulated Deficit prior to development	(4,149,548)
Accumulated Deficit during development stage	(13,145)
Total stockholders’ equity	-5,645

Total liabilities and stockholders’ equity	$55

Statements of Operations Data

Inception on August 1, 2009 to September 30, 2010
Revenues	$0

Operating Expenses	$5,645

Earnings (Loss)	$5,645

Weighted average number of shares of common stock outstanding	40,165,238

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

RISKS RELATING TO OUR BUSINESS

Pursuant to a court order and settlement agreement, the Company entered its development stage on July 29, 2010.  As of September 30, 2010 we have no operation history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.  Our technology acquisition is intended to provide initial generation of revenues however, there is no assurance that we will become profitable or that without additional capital infusion, that we can be successful.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our auditor’s report on our September 30, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Officer is unable to loan or advance any capital to EMHI, management believes that if we do not raise future operating capital, we may be required to suspend or cease the implementation of our business plans within 6 months.. See “December 31, 2008 and 2009 Audited Financial Statements -and September 30, 2010 Reviewed Statement.”

Although we have one customer to date, we may not develop sufficient customers to stay in business in the future

As a result of our recent acquisition of technology, we also acquired a contract with a major company that produces solar panels.  The contract is in the 2nd Phase of a 5 Phase agreement and essentially combines intellectual property from both entities for the purpose of producing a second generation product that will self remediate upon disposal.  There can be no assurance that this second generation product will be produced or that we will obtain additional sufficient customers in the market for our products. If the Company is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business resulting in business failure and complete loss of any investment(s) made into the Company.

We are seeking additional financing to fund our technology acquisition and operations, and if we are unable to obtain funding when needed, our business would fail

We need additional capital to complete navigation of the regulatory issues we face, develop our remediation technologies relationships, and to secure the means necessary to deliver our product to our customers at their location.  We will be required to fund operations through the sale of equity shares and will not be able to continue as a going concern if we are unsuccessful in selling such shares.  Any additional equity financing from the sale of Company shares may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.  We can sustain current operations for approximately 180 days; however, we are seeking no less than $500,000 to sustain us over the next 12 months.

We are currently dependent on our sole officer and director who has limited experience in this industry

We are heavily dependent on the limited industry experience that our Officer and Director, Richard Runco, brings to the Company.  He has been and continues to expect to be able to commit the necessary time to the development of our business plan in the next twelve months, however, his lack of industry experience could adversely affect the Company’s operations..

As a result of becoming a reporting company, our expenses will increase significantly

As a result of becoming a reporting company our ongoing expenses are expected to increase significantly, including ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act.  These increased expenses may negatively impact our ability to become profitable.  Currently, our sole officer receives no compensation from the Company.

RISKS RELATED TO OUR COMMON STOCK

The Company has not and may never generate revenues, our business may fail prior to us ever beginning operations resulting in a complete loss of any investment made into the Company

We have never generated revenues and we may never be able to generate revenues in the future.  As such we may be forced out of business prior to ever beginning operations and generating revenues in which case investors would lose their entire investment.

While East Morgan Holdings expects to have a market maker sponsor an application for listing on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore the market for the resale of shareholders shares would be decreased

We can provide no assurance to investors that our common stock will be traded on the OTCBB. While we expect to be sponsored by a market maker to submit an application to the OTC Bulletin Board (OTCBB), we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock will continue to be traded on the “Pink Sheets,” (symbol EMHI) however, the market for resale of our shares would decrease dramatically should we not obtain approval to trade on the OTCBB.   Based on the illiquid nature of our stock trading on the Pink Sheets, investors may not be able to sell any of their shares.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. federal securities laws. These restrictions may adversely affect the ability of investors to resell their shares

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares. In addition to the penny stock regulations, shareholders with unregistered shares will be subject to the resale provisions of Rule 144 of the Securities Act of 1933, as amended.

Future sales of the company’s common stock by the selling shareholders could cause our stock price to decline

We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

These risk factors, individually or occurring together, would likely have a substantially negative effect on EMHI business and would likely cause it to fail.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company’s management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” “could,” or “would” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

USE OF PROCEEDS

We will receive no proceeds from the sale of any of the shares registered for the selling security holders.

DETERMINATION OF OFFERING PRICE

The $.40 per share offering price of the common stock being sold under this prospectus reflects the average market value of our common stock as of August 24, 2010.   This price is subject to change and shares offered will be sold at then prevailing market prices.

PLAN OF DISTRIBUTION

The selling shareholders may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions.

1.	On such public markets as the common stock may from time to time be trading.

2.	In privately negotiated transactions:

3.	Through the writing of options on common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

If our common stock becomes quoted on the Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In circumstances, the sales to the public may be;

1.	The market price of our common stock prevailing at the time of the sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as an agent or acquire the common stock as a principal. Any broker or dealer participating in transactions as agents may receive a commission from the selling shareholder (s) or if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders will likely in conjunction with such resale’s may pay or receive commissions to or from the purchaser of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers-dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay a commission or other fees payable to brokers or dealers in connection with any sale of common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things not engage in any stabilization activities in connection with our common stock.

1.	Furnish each broker-dealer through which common stock may be offered, such as copies of this prospectus, as amended time to time, as required by such broker-dealer; and

2.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of the securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities law of certain states, the shares may be sold in such states only through registered or licensed broker-dealers. In addition in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

SELLING SECU RITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliate. In addition, we will make copies of the Prospectus as it may be supplemented or amended from time to time available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of shares against certain liabilities arising under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

 Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration. We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $26,000.

The Company is registering for offer and sale by the holders thereof 12,917,680 of common stock held by such shareholders. All the Selling Shareholders' Shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder
Name	Shares beneficially owned before Offering(1)	Percent beneficially owned before offering	Shares to be Offered	Shares beneficially owned after Offering	Percent beneficially owned after Offering
Raphael Adler	128,165	*	128,165	0	*
Raphael Adler & Dinah Adler	152,800	*	152,800	0	*
Adorama Camera Inc. (2)	23,334	*	23,334	0	*
Vincent Amarante Jr.	12,857	*	12,857	0	*
American Friends Of Bnei Torah (1)	100,000	*	100,000	0	*
B G Fund (3)	15,000	*	15,000	0	*
B G Trust (4)	18,333	*	18,333	0	*
Bracha Beer	10,000	*	10,000	0	*
Jose Bernstein	20,000	*	20,000	0	*
Leah Bloch	8,000	*	8,000	0	*

Moshe Bloch	3,334	*	3,334	0	*
Ari Brin	20,000	*	20,000	0	*
Adam Brody	10,000	*	10,000	0	*
Joel Brody	150,000	*	150,000	0	*
Charles Brusco	83,333	*	83,333	0	*
Isaac Buchen	8,000	*	8,000	0	*
Robert Capena	63,000	*	63,000	0	*
CDS (22)	7,500	*	7,500	0	*
Salvatore C Ceneri	7,715	*	7,715	0	*
Salvatore R Ceneri	18,000	*	18,000	0	*
Zichron Chaya (5)	75,000	*	75,000	0	*
Cherry Hill Community Kollel (6)	847,500	2%	847,500	0	*
Bais Chuna (7)	10,000	*	10,000	0	*
Yohanan Cohen	30,000	*	30,000	0	*
Congregation A.Y. (8)	114,286	*	114,286	0	*
Congregation Bnai Yoel Inc (9)	31,333	*	31,333	0	*
Congregation Em Kol Chai (15)	31,666	*	31,666	0	*
Congregation Kahal Tornopol (16)	5,000	*	5,000	0	*
Congregation Karnei Reim (20)	195,714	*	195,714	0	*
Congregation Khal Chasidei Skwere (18)	50,833	*	50,833	0	*
Congregation Kollel Tzemach Tzadak (19)	53,334	*	53,334	0	*
D.R. Dekalb LLC.	12,500	*	12,500	0	*
Gustave Dotoli	15,000	*	15,000	0	*
DP Minahan Inc	3,000	*	3,000	0	*
Sorah Eisemann	55,000	*	55,000	0	*
Zvi Eliahu	86,667	*	86,667	0	*
Solomon Feigenbaum	30,000	*	30,000	0	*
Yissochor Felder	5,000	*	5,000	0	*
Robert Frank	16,667	*	16,667	0	*
Barry Friedman	10,000	*	10,000	0	*
Yakov Geisler	10,000	*	10,000	0	*
Avrohom Glenn	72,000	*	72,000	0	*
Hersh Goldberg	56,000	*	56,000	0	*
Howard Goldfeder	8,000	*	8,000	0	*
Jeffrey B Goldheimer	26,667	*	26,667	0	*

Goldstein Group Holding Inc	1,841,176	4.5%	1,841,176	0	*
Aron Goldstein	20,000	*	20,000	0	*
Michael Goldstein	431,209	1%	431,209	0	*
Marilyn Golomb	10,000	*	10,000	0	*
Arthur Gruen	28,000	*	28,000	0	*
Shmuel Gutfreund & Hannah Gutfreund	30,000	*	30,000	0	*
Baruch Harrar	10,000	*	10,000	0	*
Paddy Harrington	14,286	*	14,286	0	*
Mitchell Herman	8,000	*	8,000	0	*
Joseph Hertanu	50,000	*	50,000	0	*
Aaron Herz	10,000	*	10,000	0	*
David Herz	3,333	*	3,333	0	*
Isaac Herz	3,333	*	3,333	0	*
Judy Herz	20,000	*	20,000	0	*
Perri Herz	3,334	*	3,334	0	*
Yitty Herz	10,000	*	10,000	0	*
Hidden Intelligence (21)	28,571	*	28,571	0	*
Jacob Hillman	6,000	*	6,000	0	*
I & Y Trust (24)	8,333	*	8,333	0	*
Albert Isaac & Chaya Isaac	10,000	*	10,000	0	*
J.L. Providers	600,000	1.5%	600,000	0	*
Leonard Jakubovics	10,000	*	10,000	0	*
Shulem Jundef	18,000	*	18,000	0	*
Samuel Karpf	33,334	*	33,334	0	*
David Katz	281,250	*	281,250	0	*
Phillip Kipust	10,000	*	10,000	0	*
Erika Klein	10,000	*	10,000	0	*
Harrison Kletzel	201,750	*	201,750	0	*
Marilyn Kletzel	7,333	*	7,333	0	*
Eli Knepler	150,000	*	150,000	0	*
Raphael Knepler	442,500	1%	442,500	0	*

Moshe Kolitz	10,000	*	10,000	0	*
Alice Kornbluh	7,500	*	7,500	0	*
Moshe Koslowitz	20,000	*	20,000	0	*
Rachel Koslowitz	80,000	*	80,000	0	*
Yisroel Koslowitz	32,500	*	32,500	0	*
Israel Kozlik	15,000	*	15,000	0	*
Chaye Krauss	5,000	*	5,000	0	*
Chaim Landau	3,334	*	3,334	0	*
Ann Legere	44,445	*	44,445	0	*
Alexander Lerner	33,500	*	33,500	0	*
Carol Lisi	24,286	*	24,286	0	*
Sroya London	245,000	*	245,000	0	*
LSY Industries Inc (10)	200,000	*	200,000	0	*
Friends of Ohr Matityahu (23)	407,000	1%	407,000	0	*
Mazeltuff Holdings. LLC	4,000	*	4,000	0	*
Joseph Mc Gough	14,286	*	14,286	0	*
Henie Meisels	10,000	*	10,000	0	*
Zev Meisels	5,000	*	5,000	0	*
Annette Meisner & Arthur Meisner	8,000	*	8,000	0	*
Robert Mermelstein	37,500	*	37,500	0	*
Zev Mermelstein	6,667	*	6,667	0	*
Benjamin Miller	10,977	*	10,977	0	*
Sydney Miller	2,857	*	2,857	0	*
Israel Moseson & Hinde Moseson	10,000	*	10,000	0	*
Nefesh (11)	233,928	*	233,928	0	*
Norman Neiger	8,400	*	8,400	0	*
Moshe Neiman	40,000	*	40,000	0	*
Eli Nockenofsky	5,000	*	5,000	0	*
Yehuda Nussbaum	10,000	*	10,000	0	*
Kevin 0' Brien	5,714	*	5,714	0	*
Chris Oake	28,572	*	28,572	0	*

Orthodox Congregation of Silver Springs (12)	71,429	*	71,429	0	*
Israel Orzel	100,000	*	100,000	0	*
Steven O’Shea	14,286	*	14,286	0	*
Tema Perlberg	15,000	*	15,000	0	*
Donya Pichey	11,334	*	11,334	0	*
Beth Pieti	10,000	*	10,000	0	*
Phillip L Pinto	16,667	*	16,667	0	*
Sarah Polatsek	20,000	*	20,000	0	*
Yehuda Possick	53,000	*	53,000	0	*
Isaac Raitport & Shirly Raitport	100,000	*	100,000	0	*
Francois Ravidat	63,000	*	63,000	0	*
Stanley Reich	133,333	*	133,333	0	*
Dovid Reidel	45,000	*	45,000	0	*
Elemelech G Reidel	50,000	*	50,000	0	*
Michael Reidel	613,650	1.5%	613,650	0	*
Shmuel Reidel	361,000	*	361,000	0	*
Yehuda Reidel	50,000	*	50,000	0	*
Richard P Greene Business & Legal Support Inc (25)	740	*	740	0	*
Elliot Ritterman	25,000	*	25,000	0	*
Mark Ritterman	6,667	*	6,667	0	*
Robert Rosemarie Canter Living Trust	40,000	*	40,000	0	*
Zev Rothchild	10,000	*	10,000	0	*
Nachmen Rubinstein	60,000	*	60,000	0	*
Edward Santiago	25,500	*	25,500	0	*
Santo Partners Inc	3,000	*	3,000	0	*
Benjamin Schonbrun	10,000	*	10,000	0	*
Moses Schwed	100,000	*	100,000	0	*
SEG Foundation (13)	6,667	*	6,667	0	*
Henie Sender	26,000	*	26,000	0	*
Abraham Shapira	6,000	*	6,000	0	*
Victor Siweid	10,000	*	10,000	0	*
Sholom Steinberg	35,000	*	35,000	0	*

Arnold Stern	40,000	*	40,000	0	*
Eliezer Sternbuch	60,000	*	60,000	0	*
Murray Sternfeld	132,999	*	132,999	0	*
Brian Talty & Kristan Talty	16,667	*	16,667	0	*
Derrick Talty & Cindy Talty	16,667	*	16,667	0	*
Michael Talty	16,667	*	16,667	0	*
Michael J Talty	16,667	*	16,667	0	*
Mike Talty & Ann Talty	61,906	*	61,906	0	*
Rita Talty	16,667	*	16,667	0	*
Clara Molly Tondowski	16,667	*	16,667	0	*
David Tropper & Devorah Tropper	8,000	*	8,000	0	*
Elemelech G Tropper	10,000	*	10,000	0	*
True Stocks Inc	3,000	*	3,000	0	*
Arthur Turkel	14,286	*	14,286	0	8
Israel Tyberg	120,000	*	120,000	0	*
Ronald D.& Chaya G Ungar	10,000	*	10,000	0	*
Nechama Unger	10,000	*	10,000	0	*
Alfred Union & Deborah Union	4,800	*	4,800	0	*
Christine Visconti	25,714	*	25,714	0	*
Zichron Sholem Vmalka	8,333	*	8,333	0	*
Waterbridge Capital LLC	983,333	2.4%	983,333	0	*
Yaakov Waxler	25,000	*	25,000	0	*
Yoel Waxler	64,000	*	64,000	0	*
Allen Weinberg	6,000	*	6,000	0	*
Jacob Weiss	129,000	*	129,000	0	*
Moses Wolf	412,667	1%	412,667	0	*
Michael Yannaco	64,286	*	64,286	0	*
Bais Y'shaya (14)	10,000	*	10,000	0	*
Venezia Zakheim	16,500	*	16,500	0	*
Ilyce Zoloto	20,000	*	20,000	0	*
Eliezer Zwiebel	25,000	*	25,000	0	*
TOTAL	12,917,680		12,917,680

•	Less than 1%

Assumes current issued and outstanding shares – 40,165,238 common shares
(1) Mordechai Cohen, President and Abraham Waxler, Secretary has the control or dispositive power to sell or assign the shares
(2) Mendl Mendlowitz, President and Susan Mendlowitz, Secretary has the control or dispositive power to sell or assign the shares
(3) Harry Blum Secretary has the control or dispositive power to sell or assign the shares
(4) Harry Blum Trustee has the control or dispositive power to sell or assign the shares
(5) Francoise Birnhack, President and Ben Birnhack, Secretary has the control or dispositive power to sell or assign the shares
(6) Yona Klahr, President has the control or dispositive power to sell or assign the shares
(7) Sam Greenfield, President has the control or dispositive power to sell or assign the shares
(8) Isaac Weiss, President and Israel Derbarmdiger, Secretaryhas the control or dispositive power to sell or assign the shares
(9) Isaac Landau, President and Yitzchok Tyranauer, Secretary has the control or dispositive power to sell or assign the shares
(10) Jacob Kohn, President has the control or dispositive power to sell or assign the shares
(11) Sroya London, President and Secretary has the control or dispositive power to sell or assign the shares
(12) Moshe Pinter, President and Miriam Kranz, Secretary has the control or dispositive power to sell or assign the shares
(13) Saul Geiger, President has the control or dispositive power to sell or assign the shares
(14) Moshe Yitzchok Fisher, President has the control or dispositive power to sell or assign the shares
(15) Chaim Stern, President and Chaim Markowitz, Secretary and Treasurer has the control or dispositive power to sell or assign the shares
(16) Aharon Zoberman, Secretary has the control or dispositive power to sell or assign the shares
 (18) Shlomo Z. Kolodny President and Secretary has the control or dispositive power to sell or assign the shares
(19) Aharon Nutovics President and Myer Kahan, Secretary has the control or dispositive power to sell or assign the shares
(20) Eluzer Hopstein, Vice President has the control or dispositive power to sell or assign the shares
(21) Osher Eisemann, President has the control or dispositive power to sell or assign the shares
(22) Chaim Steinmetz, President has the control or dispositive power to sell or assign the shares
(23) Rabbi Bonker, President has the control or dispositive power to sell or assign the shares
(24) Isaac Ryba Trustee has the control or dispositive power to sell or assign the shares
(25) Richard P. Greene, President has the control or dispositive power to sell or assign the shares

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have 40,165,238 shares of our common stock issued and outstanding as of February 11, 2011 . Our shares currently trade on the OTC Market Pink Sheets.

Common Stock

The Company is authorized to issue up to 500,000,000 shares of common stock, par value $.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue up to 40,000,000 shares of preferred, par value $.001.  20,000,00 shares are designated as blank check preferred and 20,000,000 are designated as blank check preferred B stock.  No shares of preferred stock are issued and outstanding and the Company’s board of directors will set the rights and preferences on either class of preferred in the event of their issuance.
Preemptive Rights

No holder of any shares of East Morgan Holdings’ stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of EMHI’s directors.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Delaware corporate law, our articles of incorporation and our bylaws. Certain provisions of the General Corporation Law of the State of Delaware may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely effect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Delaware law.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, UT 84111.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law office of W. Manly, P.A. of Miami, Florida, an independent legal counsel, has provided an opinion and consent on the validity of East Morgan Holdings’ issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by David A. Aronson, CPA, P.A. 1000 NE 17th Street, North Miami Beach, FL 33162 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding EMHI’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

East Morgan Holdings, Inc. is a Delaware corporation; incorporated on November 21, 2001. We are a development stage business as of July 29, 2009 pursuant to a court order and settlement agreement.  On November 23, 2010, the Company entered into an intellectual property acquisition option agreement.

EMHI has never declared bankruptcy and it has never been in receivership. EMHI is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose and currently has an ongoing active contract with a major company.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our environmental remediation products and identifying future sources of capital.  To date, our current business activities include our identification of potential customers who may benfit from our technology and continuing to service an existing contract.  We have not identified any sources of capital at this time.

Currently, we have one Officer and Director, Richard Runco.  Mr. Runco has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time.  We do anticipate hiring employees when business operations require additional employees to continue in an efficient manner and when capital is available for salaries. The Company’s administrative office is located at 3100 NE 48th Street, Suite 917, Fort Lauderdale, FL 33308, and our telephone number is (954) 380-4600.

EMHI currently has no intention to engage in a merger or acquisition with an unidentified company.  We may pursue strategic acquisitions that compliment our current business model within the environmental remediation industry which may allow us to expand our activities and capabilities.  We have not identified any strategic acquisitions at this time.
EMHI’s fiscal year end is December 31.

Business of Issuer

We are a development stage company which intends to focus its operations on pollution prevention of heavy metals contaminated products by making products environmentally friendly (“green”) by either reducing or eliminating the release of toxins into the environment.  On November 23, 2010, the Company executed an agreement to acquire patented remediation technologies focusing on mercury control in coal combustion gas emitted from coal fired power plants as well as remediation technology for heavy metal. The Company continues to pursue its goal of entering and closing a contract to acquire environmental remediation technology which will allow the Company to continue its environmental remediation business model.  The acquisition of such technology has the capability of eliminating highly toxic mercury escaping from smoke stacks. The Company intends to focus on customers worldwide since the market for its products are global.  As a result of the Company’s acquisition of intellectual property, it also acquired a contract with a company involved in the manufacture of solar modules.  The Contract places the Company as the service provider to assist in developing proprietary chemistries for the purpose of heavy metal remediation in photovoltaic modules and systems for wholesale and retail energy generation.  Essentially, the Company is dedicating its resources in acting with the other party in developing, customizing, testing and commercializing a product which will greatly reduce or eliminate heavy metal leaching from the photovoltaic modules.  The Company is currently in the development stage of the agreement.

The Company has recognized that mercury, a natural element, exists in different forms in nature. Under the right conditions, mercury is converted to a deadly form – methyl mercury.  When a relatively high concentration of methyl mercury enters into the human body or any living organisms, adverse effects, specifically to the brain and nervous system, can be seen.  Mercury enters the environment as a pollutant in gaseous and liquid states from coal plants, chemical plants, and other industries.

Globally, mercury pollutants are estimated to be released at around 2000 tons annually, 30% of which is from coal plants. Coal-fired utility boilers have been identified as the largest source of mercury emission in the United States, which accounts for 50% of total mercury emission in U.S. This is relevant to the Company since its technology is able to remediate the deadly effects of mercury thus creating a safer environment in which to live.

Mercury is persistent in the environment and bioaccumulates, meaning that once in the environment, mercury will not degrade spontaneously over time. Mercury concentration continues to increase and accumulate through higher order predators, such as from lake to fish to animal to humans.

Mercury Regulations

Americans are protected from exposure to high concentration of mercury in their workplace and living environment by several federal and state regulations.    These regulations both set the standards and provide enforcement efforts for companies in these industries.  Without these regulations, companies would not feel the need or feel pressured to solve these environmental problems.  As regulations become more stringent, our technologies become more valued especially since we have one of the few technologies able to reduce both elemental and iconic mercury in coal fired furnace facilities.  We have no agreements in place at this time; however, we intend to market our technology aggressively in the future.   The following regulations are significant to our business because our technology will be required by certain companies in the industry to achieve full compliance with the regulations.
Clean Air Act

The Clean Air Act regulates 188 air toxics, also known as “hazardous air pollutants”, including mercury. The Act directs EPA to establish technology-based standards for certain sources that emit these air toxics.

Clean Water Act

Under the Clean Water Act, states adopt water quality standards for their rivers, streams, lakes, and wetlands. These standards identify levels for pollutants, including mercury that must be met in order to protect human health, fish, and wildlife.

Our business goals for the first year are as follows:

•	Capitalize the Company to achieve growth objectives (180 days)
•	Continue to build an experienced management team (60 days)
•	To execute substantial remediation contracts

With regard to our stated goals, we have acquired our first substantial remediation contract and expect to bill for our services within the next 60 days.  The contract payments are based upon completing 5 separate Phases.  The initial two phases are in the development of a working product with our client.  We are currently in the second phase and all indications point to the fact that we are ready to begin Phase 3 and receive payment of approximately $175,500 for the completion of Phase 2.

We are also currently seeking additional officer and director candidates and have obtained insurance quotes for D&O Insurance.  We intend to interview potential candidates during the next 60 days.  In addition, we are planning a private placement to raise additional capital.   We expect to raise at least $500,000 over the next 180 days so that our 12 month expenses will be covered.  We anticipate using such proceeds for meeting our requirements as a reporting company, officers and directors salaries, marketing programs for our technology and general working capital.We will also implement strict financial controls so as to control our costs of operations.

Competition

We are a smaller development stage company and there are larger more established companies competing in the environmental remediation industry.  Many of these companies have greater resources than those of the Company; however, our technology is the only technology we are aware of that is able to significantly reduce both elemental and iconic mercury in coal fired furnace facilities.  Another one of our technologies treats carbon contaminated fly ash and reduces mercury concentrations in cement plants.  Our technologies are commercially available and are able to be marketed and sold immediately.  We believe we are well positioned in the industry to be able to provide our technologies based on the unique nature of our products.  Our market position will become stronger as more stringent environmental governmental regulations are enacted in the future.  The opportunity to market and sell our technologies will only improve based on the current trend to enact tougher legislation.

 Website Consultant

As of the date of this Prospectus, we have started to complete development of our website and we secured east morgan.com as the domain name. We intend to continue to complete the following:

•	Enhance our existing website
•	create and optimize graphics interface and HTML files to be uploaded onto a web server
•	create navigation functionality and link set up onto multiple HTML pages
•	design corporate logo
•	assist in developing an overall internet marketing strategy to include links to industry related sites, placement of banners ads, search engine positioning, and email marketing campaigns.

Employees

Other than Richard Runco, our sole officer and director who is currently donating his time to the development of the Company, there are no employees of the Company. EMHI’s Officer and Director intends to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of environmental remediation related products or further acquisitions in the environmental remediation industry. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Board Committees

EMHI has not yet implemented any board committees as of the date of this Prospectus.   We are currently obtaining quotes for Officer and Director Liability Insurance and expect to add our board over the next 60 days.

Directors

There is no maximum number of directors EMHI is authorized to have. However, in no event may EMHI have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

DESCRIPTION OF PROPERTY

EMHI uses a corporate office located at the home of the President located at 3100 NE 48th Street, #917, Ft. Lauderdale, FL 33308.  This office space and telephone services are currently being provided free of charge.

EMHI management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  EMHI does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  EMHI’s officer and director has not been convicted in a criminal proceeding nor has he been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Runco, the Company’s officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are a development stage company incorporated on November 29, 2001.  Pursuant to a court ordered settlement agreement dated July 29, 2009, we were recapitalized and entered our development stage.  On November 23, 2010, we entered into an agreement whereby the Company acquired specific pollution prevention technologies as well as a contract with a company engaged in the development, manufacture, marketing and sale of photovoltaic modules and systems for wholesale and retail energy generation.  We are assisting this company in the process of developing a commercial product that will reduce or eliminate heavy metal leaching from its modules. Payments under the agreement are divided into 5 Phases.  We are currently ending Phase 2 work and have begun Phase 3.  We expect to invoice for Phase 2 within the next 30 days.  The amount of the invoice is anticipated to be $175,500 pursuant to the terms of the agreement. We believe our current operation under the agreement is positive and we further anticipate finishing Phase 5 by the third quarter.  At the end of Phase 3, we will receive an additional payment of $204,750 and at the end of Phase 4, assuming a successful completion of that work, we will receive $525,000 and after successful completion of Phase 5 we will receive $1,225,000.  Also, by successfully completing Phase 5, the Company will be entitled to ongoing royalty payments of $.05 per module or up to a maximum of $1,500,000 annually for up to 5 years assuming the product is successfully commercialized.  We are also in the process of implementing our website and a marketing plan to capture additional clients who could benefit from our technology, especially the mercury reduction technology which is expected to be needed by all power plants who we believe, will be mandated by law to reduce mercury emissions.

Our current officer and director is responsible for our managerial and organizational structure which includes preparation of disclosure, and implementing accounting controls under the Sarbanes Oxley Act of 2002.  His past experience should be most beneficial in the administration of accounting controls. In addition, it is anticipated that additional officers and directors will be added to the Company during the next several months.  The Company intends to obtain D&O Insurance for these individuals.

Results of Operations

As of September 30, 2010, the Company had entered its development stage; however, reflects no revenues and minimal assets.   As stated earlier, the court ordered settlement agreement dated July 29, 2009 essentially started the current development stage which has been accounted for as beginning on August 1, 2009.  As for the unaudited periods ended December 2008 and 2009, there were no assets and no revenues as the Company was not operational.

On November 23, 2010, the Company entered into an Intellectual Property Acquisition Option Agreement which essentially transferred patented technologies and an active contract to the Company as more fully described above.  As of the date of this filing, no revenues have been received as a result of this technology acquisition; however, we anticipate invoicing services within the next 30 days.

To date, the Company has taken steps to continue the implementation of its business plan.  The Company is seeking qualified individuals to serve as additional officers and directors and has received quotes for D&O Insurance to protect such individual(s).  We also have focused on raising additional capital by means of debt or equity financing so we can finance the costs associated with being a reporting company, to pay salaries to officers and employees, to implement a marketing campaign and for general working capital and administrative expenses.  Initially, our primary source of revenue is anticipated to come from completion of phases of our existing contract.

Our ability to expand current operations is dependent on our financial ability to hire sales people to market and sell our technologies.  We anticipate being able to hire such employees within the next quarter.

Liquidity and Capital Resources

We believe we need to raise additional capital to expand our business.  The Company’s minimum capital requirements for the next twelve (12) months is Five Hundred Thousand dollars ($500,000.00).  With anticipated current revenues from our existing contract, a $500,000 capital infusion would enable us to expand current capabilities.  $50,000 is estimated for meeting the reporting requirements of the Company.  Once the Registration is completed over the next twelve (12) months, general and administrative expenses are estimated to be $120,000, salaries $280,000, marketing and website enhancement $40,000 and any funding received over and above the $500,000 will enable us to hire additional sales people and to increase marketing expenditures.  The Company plans to raise these funds through either debt or equity financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all of our officers and directors as a group.

Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name, Address and Title	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Richard Runco 3100 NE 48th Street, # 917 Ft. Lauderdale, FL 33308 President, Secretary/Treasurer and Director	Common	0	0%
Goldstein Group Holding, Inc. c/o 250 W Nyack Rd., Ste 250 West Nyack, NY 10994	Common	1,841,176	4.5%
All officers & directors as a group consisting of one person	Common	0	0%

(1)	The percentage of class is based on 40,165,238 shares of common stock issued and outstanding as of the date of this prospectus.

OFF-BALANCE SHEET ARRANGEMENTS

EMHI does not have any off-balance sheet arrangements.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation earned by the Company’s principal executive officer of the date of this Prospectus.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Runco President, Chief Executive Officer, Secretary/Treasurer and Director	2009 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Compensation Policy. Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option. Because we are still in the early stages of formation and development, our directors and officers have not received any stock options or freestanding SARs.

Bonuses. To date no bonuses have been granted. The board of directors will determine what bonuses, if any will be awarded to employees.  There is currently no set policy for awarding bonuses.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of the date of this Prospectus.

Compensation of Directors

Because we are still in the development stage, our director is not receiving any compensation other than reimbursement for expenses incurred during his duties.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have employment agreements with any of our employees, however, intend to enter into employment agreements with Mr. Runco and other members of management as the business grows.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this Prospectus are as follows:

Executive Officers and Directors

Name	Age	Office	Since
Richard Runco	62	President, Secretary/Treasurer, Director	August 2009

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director.

Richard Runco currently serves as President, Secretary/Treasurer and Director of the Company.  He has held these positions since August 2009.

Mr. Runco received a B.S. in Accounting from St. Johns University in 1969, and received his MBA in Taxation from Bernard Baruch College of the City University of New York.  From 1973 until 1979, Mr. Runco served as the Director of Taxes and Vice President of International Leasing for Citibank. From 1980 to 1983, he served as Executive Vice President of Equilease. From 1984 until 1987, Mr. Runco was co-owner and served as President / CEO of First Rock Financial Corporation and from 1988 to 1990 served as Chief Financial Officer of FINALCO Group, Inc. From 1991 until 2000, Mr. Runco was founder and President of Strategic Marketing Alliance.  From 2001 through 2003, he served as President for Solucorp Industries, Ltd. where Mr. Runco gained a strong understanding of the basis of the core technologies that the Company recently acquired.  Accordingly, Mr. Runco was considered a strong candidate to serve as an officer and director of the Company.  and from 2007 through January 2009, Mr. Runco worked for Accenture as director of negotiations and financial services for North America.

Board Committees

EMHI has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently no employment agreements; however, the Company anticipates entering into employment agreements with key management positions as the Company grows.

Significant Employees

EMHI has no significant employees other than the officer and director described above, whose time and efforts are being provided to East Morgan Holdings without compensation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is a public market in our common stock on the OTC Market Pink Sheets.  This prospectus is a step toward creating a public market for our common stock on the OTC Bulletin Board which may enhance the liquidity of our shares. A market maker is required to sponsor our application for listing and there can be no assurance that we will be approved and if approved,  There can be no assurance that a meaningful trading market will ever develop.  EMHI and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 40,165,238 shares of common stock outstanding held by 250 shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The current officer and director of the Company is currently not involved in other business activities; however may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests.  The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of EMHI must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.  We anticipate the appointment of new directors over the next 60 days.  Based on more than one director serving on the board, the above policy will be implemented with a greater degree of fairness in light of their fiduciary duties to the shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•	The Officer and Director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company.  No assets will be or are expected to be acquired from any promoter on behalf of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is David A. Aronson, CPA, P.A., 1000 NE 176 Street, North Miami Beach, FL 33162.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EAST MORGAN HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
AND FOR THE PERIOD FROM AUGUST 1, 2009 (INCEPTION)
TO DECEMBER 31, 2009

F-1-

F-2-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
East Morgan Holdings, Inc.

We have audited the accompanying balance sheets of East Morgan Holdings, Inc., (A Development Stage Company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders' deficit and cash flows for the years then ended, and for the period from inception (August 1, 2009) to December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Morgan Holdings, Inc., (A Development Stage Company) as of December 31, 2009 and 2008, and results of its operations and its cash flows for the years then ended, and for the period from inception (August 1, 2009) to December 31, 2009, in conformity with accounting principles enerally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in the development stage and has no assets or revenues.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
-------------------------------------
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
May 26, 2010

F-3-

East Morgan Holdings, Inc.
(A Development Stage Company)
Balance Sheets
December 31, 2009 and 2008

	2009	2008
ASSETS

NONE

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities	$-	$-

Stockholders' (deficit):
Preferred Stock, $0.001 par value; 20,000,000 authorized, -0- shares
issued and outstanding	-	-
Preferred Stock B, $0.001 par value; 20,000,000 authorized, -0- shares
issued and outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized,
40,165,238 and 140,238 shares issued and outstanding, respectively	40,165	140
Additional paid in capital	4,109,383	4,109,383
Accumulated deficit prior to development stage	(4,149,548)	(4,109,523)
Accumulated deficit during development stage	-	-
	-	-

	$-	$-

F-4-

East Morgan Holdings, Inc.
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2009 and 2008, and for the Period
From August 1, 2009 (Inception) to December 31, 2009
	From August 1, 2009 (Inception) to December 31, 2009
		For the Year Ended December 31,

		2009	2008

Revenue, net	$-	$-

Expenses:
General and administrative expenses	-	40,025	59
	-	40,025	59

Net loss	$-	$(40,025)	$(59)

(Loss)/income per common share - Basic and
fully diluted	$0.00	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	40,165,238	17,137,156	140,238

F-5-

East Morgan Holdings, Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the Period from August 1, 2009 (Inception) to December 31, 2009
							Additional Paid in Capital			Total Stockholders' Deficiency
								Accumulated Deficit
					Preferred Stock B			Prior to the Development Stage	During the Development Stage
	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance - August 1, 2009	40,165,238	$40,165	-	$-	-	$-	$4,109,383	$(4,109,523)	$-	$40,025

Net loss	-	-	-	-	-	-	-	(40,025)	-	(40,025)
Balance - December 31, 2009	40,165,238	$40,165	-	$-	-	$-	$4,109,383	$(4,149,548)	$-	$-

F-6-

East Morgan Holdings, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008, and for the Period
From August 1, 2009 (Inception) to December 31, 2009
	From August 1, 2009 (Inception) to December 31, 2009

		2009	2008

Cash flows from operating activities:
Net loss	$-	$(40,025)	$(59)
Adjustments to reconcile net loss to net cash used
by operating activities:
Common stock issued to settle lawsuit	-	40,025	59
Net cash used by operating activities	-	-	-

Net increase in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

F-7-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

East Morgan Holdings, Inc. ("EMHI" or the "Company") was incorporated in Delaware in November 2001 under the name Harrison Holdings, Inc.  In February 2003 the Company changed its name to Intelligent Motor Cars, Inc. at which time operations began.  During the fourth quarter of 2005 the Company ceased operations, sold off its assets and became dormant.  In May 2007 the Company changed its name to Select Brands Holdings, Inc. and finally in September 2007 changed its name to EMHI.  In August 2009, in a private transaction, the controlling interest in the Company changed and the Company re-entered the development stage.  The Company remains in the development stage and intends to focus its operations on pollution prevention of heavy metals contaminated products by making products environmentally friendly.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue will be recognized at the time the product is delivered or services are performed.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue will be presented net of returns.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F-8-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

F-9-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation (continued)

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Recent Pronouncements

In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

Note 2.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	34	percent
Effect of operating losses	(34)	percent
	-

As of December 31, 2009, the Company has a net operating loss carryforward of approximately $4,150,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will expire in 2029. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2009.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services.

F-10-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 3.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Since entering the development stage the Company has no significant assets or revenue generating operations.  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan and raising capital through a private placement.  The Company's ability to continue as a going concern must also be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-11-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
East Morgan Holdings, Inc.

We have reviewed the accompanying balance sheet of  East Morgan Holdings, Inc. (A Development Stage Company)  as of  September 30, 2010, and the related statements of income, stockholders’ equity and income, and cash flows for the three-month and nine-month periods ended  September 30, 2010 and for the period from August 1, 2009 (Inception) to September 30, 2010. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
-------------------------------------
David A. Aronson, CPA. P.A.
North Miami Beach, Florida
August 10, 2010

F-12-

East Morgan Holdings, Inc.
(A Development Stage Company)
Condensed Balance Sheets
September 30, 2010 and December 31, 2009

ASSETS

	September 30, 2010	December 31, 2009
	(Unaudited)
Current Assets:
Cash	$55	$-
Total current assets	55	-

	$55	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$5,700	$-
Total current liabilities	5,700	-

Stockholders' Deficit:
Preferred Stock, $0.001 par value; 20,000,000 authorized, -0- shares
issued and outstanding	-	-
Preferred Stock B, $0.001 par value; 20,000,000 authorized, -0- shares
issued and outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized,
40,165,238 shares issued and outstanding	40,165	40,165
Additional paid in capital	4,116,883	4,109,383
Deficit accumulated prior to development stage	(4,149,548)	(4,149,548)
Deficit accumulated during development stage	(13,145)	-
	(5,645)	-

	$55	$-

F-13-

East Morgan Holdings, Inc.
(A Development Stage Company)
Condensed Statements of Operations
For the Nine Months Ended September 30, 2010 and 2009, and for the Period
From August 1, 2009 (Inception) to September 30, 2010
(Unaudited)
	From August 1, 2009 (Inception) to September 30, 2010

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,

		2010	2009	2010	2009

Revenue	$-	$-	$-	$-	$-
Cost of goods sold	-	-	-	-	-
Gross income	-	-	-	-	-

Expenses:
General and administrative expenses	13,145	5,645	40,025	13,145	40,025
	13,145	5,645	40,025	13,145	40,025

Net (loss) before other income and expenses	(13,145)	(5,645)	(40,025)	(13,145)	(40,025)

Net (loss)	$(13,145)	$(5,645)	$(40,025)	$(13,145)	$(40,025)

(Loss) per common share - Basic and fully
diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	40,165,238	40,165,238	27,684,324	40,165,238	9,489,143

F-14-

East Morgan Holdings, Inc.
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from August 1, 2009 (Inception) to September 30, 2010
(Unaudited)
							Additional Paid in Capital			Total Stockholders' Deficiency
								Accumulated Deficit
								Prior to the Development Stage	During the Development Stage
	Common Stock		Preferred Stock		Preferred Stock B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance - August 1, 2009	40,165,238	$40,165	-	$-	-	$-	$4,109,383	$(4,109,523)	$-	$40,025

Net loss	-	-	-	-	-	-	-	(40,025)	-	(40,025)
Balance - December 31, 2009	40,165,238	40,165	-	-	-	-	4,109,383	(4,149,548)	-	-

Stockholder contributions	-	-	-	-	-	-	7,500	-	-	7,500
Net loss	-	-					-	-	(13,145)	(13,145)
Balance - September 30, 2010	40,165,238	$40,165	-	$-	-	$-	$4,116,883	$(4,149,548)	$(13,145)	$(5,645)

F-15-

East Morgan Holdings, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2010 and 2009, and for the Period
From August 1, 2009 (Inception) to September 30, 2010
(Unaudited)
	From August 1, 2009 (Inception) to September 30, 2010

		For the Nine Months Ended September 30,

		2010	2009

Cash flows from operating activities:
Net (loss)	$(308,832)	$(13,145)	$(40,025)
Adjustments to reconcile net (loss) to
net cash (used by) operating activities:
Accounts payable and accrued expenses	5,700	5,700	-
Common stock issued for services	295,687	-	40,025
Net cash used by operating activities	(7,445)	(7,445)	-

Cash flows from financing activities:
Stockholder contributions	7,500	7,500	-
Net cash provided by financing activities	7,500	7,500	-

Net increase in cash	55	55	-
Cash - January 1	-	-	-
Cash - September 30	$55	$55	$-

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

F-16-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

East Morgan Holdings, Inc. ("EMHI" or the "Company") was incorporated in Delaware in November 2001 under the name Harrison Holdings, Inc.  In February 2003 the Company changed its name to Intelligent Motor Cars, Inc. at which time operations began.  During the fourth quarter of 2005 the Company ceased operations, sold off its assets and became dormant.  In May 2007 the Company changed its name to Select Brands Holdings, Inc. and finally in September 2007 changed its name to EMHI.  In August 2009, in a private transaction, the controlling interest in the Company changed and the Company re-entered the development stage.  The Company remains in the development stage and intends to focus its operations on pollution prevention of heavy metals contaminated products by making products environmentally friendly.

Basis of Presentation

The accompanying unaudited financial statements of EMHI have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such principles and regulations of the Securities and Exchange Commission for Form 10-Q.  All adjustments, consisting of normal recurring adjustments, have been made which, in the opinion of management, are necessary for a fair presentation of the results of interim periods.  The results of operations for such interim periods are not necessarily indicative of the results that may be expected for a full year because of, among other things, seasonality factors in the retail business.  The unaudited financial statements contained herein should be read in conjunction with the audited financial statements and notes thereto  for the fiscal year ended December 31, 2009.

The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements.  For further information, refer to the financial statements and notes thereto for the fiscal year ended December 31, 2009.

F-17-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share based on the authoritative guidance.  Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

F-18-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Recent Pronouncements

In September 2006, the FASB issued a new accounting standard related to fair value measurements.  The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  In August 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities.  The Company adopted the applicable portions of the provisions of the new standards in the fourth quarter of fiscal 2009, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities in the first quarter of fiscal 2010. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on its financial statements.

Recent Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06 - "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements".  This standard amends the disclosure guidance with respect to fair value measurements for both interim and annual reporting periods.  Specifically, this standard requires new disclosures for significant transfers of assets or liabilities between Level 1 and Level 2 in the fair value hierarchy, separate disclosures for purchases, sales, issuance and settlements of Level 3 fair value items on a gross, rather than net basis, and more robust disclosure of the valuation techniques and inputs used to measure Level 2 and Level 3 assets and liabilities.  EMHI adopted the provisions of this guidance, as of January 1, 2010, with no material impact to the financial statements.

F-19-

East Morgan Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010

Note 2.  STOCKHOLDERS' DEFICIT

In January 2010 stockholders contributed $5,000 to pay certain expenses for the Company.  The amount is not a loan and was treated as additional paid-in capital.

In February 2010 stockholders contributed $2,500 to pay certain expenses for the Company.  The amount is not a loan and was treated as additional paid-in capital.

In May 2010 stockholders contributed $2,000 to pay certain expenses for the Company.  The amount is not a loan and was treated as additional paid-in capital.

Note 3.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

As of September 30, 2010, the Company has a net operating loss carryforward of approximately $4,152,000.  This loss will be available to offset future taxable income.  If not used, this carryforward loss will expire in 2030. The deferred tax asset relating to the operating loss carryforward has been fully reserved at September 30, 2010.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services.

Income tax provision at the federal
statutory rate	34	percent
Effect of operating losses	(34)	percent
	-

F-20-

East Morgan Holdings, Inc.
Notes to Financial Statements
September 30, 2010

Note 4.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from August 1, 2009 (inception) to September 30, 2010, the Company incurred a net loss of approximately $13,000.  In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan and raising capital through a private placement.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-21-

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

East Morgan Holdings, Inc. Bylaws provide for the indemnification of a present or former director or officer.  EMHI indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him.   Delaware law also provides for discretionary indemnification for each person who serves as or at EMHI request as an officer or director.  EMHI may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, EMHI best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Indemnification of Directors and Officers

The Company is organized under the laws of the State of Delaware. Our Certificate of Incorporation provides that we shall indemnify our current and former directors and officers, and may indemnify our current and former employees and agents, against any and all liabilities and expenses incurred in connection with their services in those capacities to the maximum extent permitted by Delaware law.

The Delaware General Corporation Law, or DGCL, provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents, each, a Corporate Agent, against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

To the extent that a Corporate Agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Our Certificate of Incorporation requires us to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the Certificate of Incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation permits us to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, regardless of whether the Certificate of Incorporation or Delaware law would permit indemnification against such expense, liability or loss.

The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by EMHI in connection with the sale of the common stock being registered. EMHI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal	$10,000
Accounting	$10,000
Transfer Asset Fees	$5,000
SEC Electronic Filing	$1,000
Total	$26,000

RECENT SALES OF UNREGISTERED SECURITIES

During the past year, East Morgan Holdings has not issued any shares of its common stock. The Company re-entered its development stage after a court ordered settlement which in effect, recapitalized the company as a new company going forward since July 29, 2009, the date of the Court Order, which has been filed as an exhibit to the Registration Statement.

INDEX OF EXHIBITS

Exhibit	Description
3.1	Certificate of Incorporation filed on November 29, 2001
3.1.1	Certificate of Amendment filed on February 5, 2003
3.1.2	Certificate of Amendment filed on January 13, 2005
3.1.3	Certificate of Amendment filed on April 11, 2005
3.1.4	Certificate of Amendment filed on February 23, 2007
3.1.5	Certificate of Amendment filed on May 2, 2007
3.1.6	Certificate of Correction filed on May 8, 2007
3.1.7	Certificate of Amendment filed on September 5, 2007
3.2	By-laws of Harrison Holding’s (n/k/a East Morgan Holdings) adopted on December 1, 2001
4.1	Specimen Stock Certificate
5.1	Opinion of W. Manly, P.A.
10.1	Intellectual Property Acquisition Option Agreement
23.1	Consent of David A. Aronson, CPA, P.A.
23.2	Consent of W. Manly, P.A. (see exhibit 5.1)
99.1	Court Approved Settlement Agreement
99.2	U.S. Patent

UNDERTAKINGS

We hereby undertake:

(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement.
(i)	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933, as amended (the Securities Act.)

(ii)
To reflect in the prospectus any facts or events arising after the effective date of Registration statement (or the most recent post amendment thereof) which, individually or in an aggregate represents a fundamental change in the information set forth in the Registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities would not exceed that which was registered) and any devaluation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “calculation of Registration Fee” table in the effective registration statement: and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed a new registration  statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering therefore; and

(1)	To remove from registration by means of a post-effective amendment of the securities being registered which remain unsold at the termination of the offering

(2)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:

a.
Each prospectus filed by the registrant pursuant to Rule 424(B)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed a part of and included in the registration statement and:

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant ot Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provide in Rule 430B, for liability purpose of the issuer and any person that is of that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fied offering thereof, provided however, that no statement made in a registration statement or prospectus that is a part of the registrations statement is made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such effective date supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule424 (b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectus filed in reliance of 430A, shall be deemed to be a part of and included in the registration statement as of the date it was first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is a part of the registrations statement made in a document incorporated or deemed incorporated by reference into the registrations statement will, as to a purchaser with a time of contract sale prior to such first use , supersede or modify any statement that was made in the Registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use:

(5) That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the1 securities, we undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424:
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer made by the undersigned Registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our certificate of Incorporation or our bylaw, the investment agreement or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities. (other than the payment by us of expenses incurred be paid by one of our directors officers or controlling persons in the successful defense of any action suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel  the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We further hereby undertake that:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (40 OR (497)(H) UNDER THE /SECURITIES Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and;

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time; shall be deemed to be the initial bona-fied offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on February 11, 2011 .

East Morgan Holdings, Inc.

By:	/s/ Richard Runco
Richard Runco
President, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on February 11, 2011 :

Signature	Title

/s/ Richard Runco	President, Secretary, Treasurer, and Director Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer
Richard Runco